Exhibit 99.1

Avon Reports Second-Quarter 2012 Results

Second-Quarter Revenue Down 9% (Down 1% in Constant Dollars)

Operating Profit was $127 Million; Adjusted[1] Non-GAAP $165 Million

NEW YORK, N.Y., August 1, 2012 - Avon Products, Inc. (NYSE:AVP) today reported second-quarter 2012 results. “Avon's second-quarter financial results are not good and they reflect the complex challenges that Avon faces. We are working to stabilize the top-line, improve cost structure and cash generation, and instill a more disciplined culture of accountability,” said Sheri McCoy, Avon's Chief Executive Officer. “We will also put the consumer and Representative back at the center of our business and ensure our associates are engaged and aligned. It will take time, but I am confident that we can turn the business around and reach a point of sustainable growth.”
Second-Quarter 2012 (compared with second-quarter 2011)
Total revenue of $2.6 billion decreased 9%, or down 1% in constant dollars. Total units declined by 4% and price/mix increased 3% during the quarter. Active Representatives were down 3%.
Avon Beauty sales declined 9%, or were flat in constant dollars. On a reported basis, fragrance was down 8%, color was down 9%, and skincare and personal care both declined by 10%. On a constant-dollar basis, fragrance increased 1%, color was flat, and skincare and personal care were both down 1%.
Second-quarter 2012 gross margin was 62.8%, 160 basis points lower than the prior-year quarter, due to higher product costs impacted by inflationary pressures, as well as negative impact from foreign exchange.
Selling, general and administrative expense in the quarter increased as a percent of revenue by 460 basis points versus second-quarter 2011, or 350 basis points on an adjusted non-GAAP basis, due to lower revenues while continuing to incur overhead expenses that

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do not vary directly with revenue, higher professional fees and wage inflation. Negative impacts of foreign exchange and an increased investment in brochures were also factors. This was offset by a $24 million decline in advertising, down 29% to $58 million, and a $4 million decrease in Representative Value Proposition2 (“RVP”).
In the quarter, the Company took further action to enhance its operating model, reduce costs, and improve efficiencies. The Company recorded costs associated with restructuring of $38 million pre-tax, up from $12 million pre-tax in the year-ago period, or $0.06 and $0.02 per diluted share, respectively.
Operating profit was $127 million in the quarter and operating margin was 4.9%. Adjusted non-GAAP operating profit was $165 million and adjusted non-GAAP operating margin was 6.4%, down 510 basis points from the second quarter of 2011.
Second-quarter 2012's effective tax rate was 30.9%, versus 28.9% in the second quarter of 2011. On an adjusted non-GAAP basis, the effective tax rate was 31.2%, versus 29.1% in the second-quarter 2011, due primarily to lower benefits from audit settlements and statute expirations.
Income from continuing operations in the second quarter of 2012 was $63 million, or $0.14 per diluted share. Adjusted non-GAAP income from continuing operations was $89 million, or $0.20 per diluted share.
Net cash provided by operating activities was $41 million for the six months ended June 30, 2012, compared with $101 million in the same period of 2011, as lower net income was partially offset by improvements in working capital, lower contributions to the U.S. pension plan, and a payment in 2011 associated with a long-term incentive compensation plan. The overall net cash generated in the six months ended June 30, 2012 was $31 million, compared with a use of $169 million for the same period in 2011, primarily due to lower debt repayments.
Avon's net debt (total debt less cash) for the second quarter of 2012 was $2.3 billion, up $194 million from the year-end level, primarily due to a new term loan in the amount of $500 million in the quarter, partially offset by commercial paper repayments.

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Second-Quarter 2012 Regional Highlights (compared with second-quarter 2011)

Latin America
$ in millions	Second-Quarter 2012		YTD 2012
		% var. vs 2Q11		% var. vs 6M11
Total revenue	$1,242.8	(9)%	$2,392.3	(4)%
C$		3%		3%
Active Representatives		1%		1%
Units sold		(3)%		(2)%
Operating profit	114.9	(41)%	165.7	(51)%
Adjusted non-GAAP operating profit	122.0	(38)%	177.5	(47)%
Operating margin	9.2%	(520 bps)	6.9%	(660 bps)
Adjusted non-GAAP operating margin	9.8%	(470 bps)	7.4%	(600 bps)

Note: Effective in the second quarter of 2012, the Dominican Republic was included in Latin America, whereas in prior periods it had been included in North America. The impact was not material to either segment. Accordingly, Latin America amounts include the results of the Dominican Republic for all periods presented.

•	Second-quarter constant-dollar revenue was driven by growth in both average order and Active Representatives

•
Brazil was down 19%, or 1% in constant dollars, driven by a decline in Active Representatives and decreased demand, which was partially due to increased competition as well as uncompetitive pricing in Fashion and Home

•	Mexico was down 7%, or up 6% in constant dollars, driven by higher average order and an increase in Active Representatives

•	Venezuela grew 26% in both reported and constant dollars, as average order benefited from inflationary price increases

•
The decline in adjusted non-GAAP operating margin was due to lower gross margin, driven by higher supply chain costs, including increased product costs, negative foreign exchange, and higher inventory obsolescence. Margins were also pressured by increased overhead costs, primarily due to wage inflation outpacing revenue growth

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Europe, Middle East & Africa
$ in millions	Second-Quarter 2012		YTD 2012
		% var. vs 2Q11		% var. vs 6M11
Total revenue	$663.1	(14)%	$1,387.7	(9)%
C$		(5)%		(2)%
Active Representatives		(3)%		(3)%
Units sold		(7)%		(4)%
Operating profit	71.3	(43)%	127.8	(46)%
Adjusted non-GAAP operating profit	79.4	(39)%	140.5	(41)%
Operating margin	10.8%	(540 bps)	9.2%	(620 bps)
Adjusted non-GAAP operating margin	12.0%	(480 bps)	10.1%	(540 bps)

Note: Effective in the second quarter of 2012, the results of Central and Eastern Europe and Western Europe, Middle East & Africa were managed as a single operating segment. Accordingly, Europe, Middle East & Africa amounts include the results of Central and Eastern Europe and Western Europe, Middle East & Africa for all periods presented.

•	Second-quarter constant-dollar revenue decline was due to a decline in Active Representatives and lower average order

•	Russia was down 15%, or down 6% in constant dollars, due to a decline in Active Representatives in a tough economic and competitive environment

•	U.K. was down 10%, or down 7% in constant dollars, due to a decline in Active Representatives and lower Fashion and Home sales

•	Turkey was down 29%, or down 19% in constant dollars, reflecting executional challenges and a highly competitive environment

•	South Africa was down 5%, or up 12% in constant dollars, as growth in Active Representatives was partially offset by lower average order

•
The decline in adjusted non-GAAP operating margin was due to lower revenues on a fixed cost base, higher bad debt expense, and higher brochure costs, which was partially due to an out-of-period adjustment in Poland

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North America
$ in millions	Second-Quarter 2012		YTD 2012
		% var. vs 2Q11		% var. vs 6M11
Total revenue	$467.4	(6)%	$947.0	(5)%
C$		(5)%		(5)%
Active Representatives		(12)%		(12)%
Units sold		(4)%		(1)%
Operating loss	(3.9)	(117)%	(0.1)	(100)%
Adjusted non-GAAP operating profit	1.9	(94)%	10.1	(85)%
Operating margin	(0.8)%	(550 bps)	—%	(500 bps)
Adjusted non-GAAP operating margin	0.4%	(600 bps)	1.1%	(580 bps)

Note: Effective in the second quarter of 2012, the Dominican Republic was included in Latin America, whereas in prior periods it had been included in North America. The impact was not material to either segment. Accordingly, North America amounts exclude the results of the Dominican Republic for all periods presented.

•
Avon's core U.S. business (which excludes Silpada) was down 4%, primarily due to a decline in Active Representatives, partially offset by growth in average order. The continued impact of redistricting from the One Simple Sales Model implementation resulted in lower activity in the quarter

•	Silpada sales declined 14% due to a decline in average order, partially offset by an increase in Active Representatives

•
The decline in adjusted non-GAAP operating margin was due to costs related to the One Simple Sales Model implementation, lower gross margin driven by unfavorable product mix which was partially offset by an out-of-period adjustment associated with vendor liabilities, increased brochure investments, and higher overhead costs

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Asia Pacific
$ in millions	Second-Quarter 2012		YTD 2012
		% var. vs 2Q11		% var. vs 6M11
Total revenue	$218.4	(4)%	$440.1	(3)%
C$		(2)%		(3)%
Active Representatives		(7)%		(8)%
Units sold		(6)%		(5)%
Operating profit	11.1	(33)%	26.5	(27)%
Adjusted non-GAAP operating profit	15.2	(8)%	31.3	(13)%
Operating margin	5.1%	(220 bps)	6.0%	(200 bps)
Adjusted non-GAAP operating margin	7.0%	(30 bps)	7.1%	(80 bps)

•	Second-quarter constant-dollar revenue decreased primarily due to continued weakness in China

•	China declined 21%, or 23% in constant dollars, as our transitioning to a direct-selling business is facing greater-than-expected challenges

•	The Philippines grew 8%, or 7% in constant dollars, primarily due to growth in Active Representatives driven by our recruitment initiatives

•
The region's adjusted non-GAAP operating margin decline was primarily due to lower revenues on a fixed cost base, lower gross margin primarily due to weakness in skincare, and higher bad debt expense. Partially offsetting these items were lower investments in RVP and advertising

Global Expenses
$ in millions	Second-Quarter 2012		YTD 2012
		% var. vs 2Q11		% var. vs 6M11
Total global expenses	$188.1	9%	$353.6	4%
Allocated to segments	(121.3)	(5)%	(231.8)	(5)%
Net global expenses	66.8	50%	121.8	27%
Adjusted non-GAAP net global expenses	53.7	16%	95.8	8%

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Avon will conduct a conference call at 9:00 A.M. today to discuss the quarterly results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 99163378). The call will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year. Please refer to the Form 10-Q for additional information on Avon's results for the quarter.

Avon, the company for women, is a leading global beauty company, with over $11 billion in annual revenue. As the world's largest direct seller, Avon markets to women in more than 100 countries through over 6 million active independent Avon Sales Representatives. Avon's product line includes beauty products, as well as fashion and home products, and features such well-recognized brand names as Avon Color, ANEW, Skin-So-Soft, Advance Techniques, Avon Naturals, and mark. Learn more about Avon and its products at www.avoncompany.com.

Contacts:

INVESTORS:	MEDIA:

Amy Low Chasen	Victor Beaudet
Monica Chang	(212) 282-5344
(212) 282-5320
Jennifer Vargas
(212) 282-5404

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Footnotes

[1] “Adjusted” items refer to financial results presented in accordance with US GAAP that have been adjusted to exclude restructuring costs as described below, under “Non-GAAP Financial Measures." .”

[2] “RVP” In the first quarter of 2012 we revised the definition of Representative Value Proposition to represent the expenses of activities directly associated with Representatives and sales leaders including the cost of incentives and sales aids (net of any fees charged). RVP no longer includes strategic investments such as the Service Model Transformation and Web enablement, and it no longer adjusts for the impact of volume.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars. We refer to these adjusted growth rates as Constant $ growth, which is a non-GAAP financial measure. We believe this measure provides investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.
We present gross margin, selling, general and administrative expenses as a percentage of revenue, net global expenses, operating profit, operating margin, income from continuing operations, earnings per share from continuing operations and effective tax rate on a non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a non-GAAP basis. We have provided a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP. These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses the non-GAAP financial measures to evaluate its operating performance and believes that it is meaningful for investors to be made aware of, on a period-to-period basis, the impacts of costs to implement (“CTI”) restructuring initiatives. The Company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,”

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“anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such factors include, among others, the following:

•
our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our global business strategy, including our multi-year restructuring programs and other initiatives, product mix and pricing strategies, Enterprise Resource Planning, customer service initiatives, sales and operation planning process, outsourcing strategies, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies;

•
our ability to realize the anticipated benefits (including any financial projections concerning, for example, future revenue, profit, cash flow and operating margin increases) from our multi-year restructuring programs or other initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring programs or other initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•	our ability to transition our business in North America, including enhancing our Sales Leadership model and optimizing our product portfolio;

•
a general economic downturn, a recession globally or in one or more of our geographic regions, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures or conditions;

•
the effect of political, legal, tax and regulatory risks imposed on us in the United States and abroad, our operations or our Representatives, including foreign exchange or other restrictions, adoption, interpretation and enforcement of foreign laws, including in non-U.S. jurisdictions such as Brazil, Russia, Venezuela and Argentina, and any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	our ability to effectively manage inventory and implement initiatives to reduce inventory levels, including the potential impact on cash flows and obsolescence;

•	our ability to achieve growth objectives, particularly in our largest markets, such as the U.S., and developing and emerging markets, such as Brazil or Russia;

•
our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

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•
the challenges to our businesses, such as Silpada and China, including the effects of rising costs, macro-economic pressures, competition, any potential strategic decisions, and the impact of declines in expected future cash flows and growth rates, and a change in the discount rate used to determine the fair value of expected future cash flows, which have impacted, and may continue to impact, the estimated fair value of the recorded goodwill and intangible assets;

•
the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, foreign exchange restrictions and the potential effect of such factors on our business, results of operations and financial condition;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•
any developments in or consequences of investigations and compliance reviews, and any litigation related thereto, including the ongoing internal investigation and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•	key information technology systems, process or site outages and disruptions;

•	disruption in our supply chain or manufacturing and distribution operations;

•
other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations, large-scale power outages and similar events;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel;

•
competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skincare and toiletries industry, some of which are larger than we are and have greater resources;

•
our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through field activation programs, execution of Service Model Transformation and other investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct-selling model;

•
the impact of the typically seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives;

•	our ratings, our access to cash and short and long-term financing and ability to secure financing, or financing at attractive rates;

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•
our ability to comply with certain covenants in our debt instruments, including the impact of any significant non-cash impairments, significant currency devaluations, significant legal or regulatory settlements, or obtain necessary waivers from compliance with, or necessary amendments to, such covenants, and the impact any non-compliance may have on our ability to secure financing;

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations; and

•	the impact of changes in tax rates on the value of our deferred tax assets.
Additional information identifying such factors is contained in Item 1A of our 2011 Form 10-K for the year ended December 31, 2011. We undertake no obligation to update any such forward-looking statements.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Six Months Ended		Percent Change
	June 30			June 30
	2012	2011		2012	2011
Net sales	$2,548.2	$2,815.9	(10)%	$5,081.0	$5,407.4	(6)%
Other revenue	43.5	40.5		86.1	78.1
Total revenue	2,591.7	2,856.4	(9)%	5,167.1	5,485.5	(6)%
Cost of sales	964.5	1,018.0		1,974.3	1,967.8
Selling, general and administrative expenses	1,500.6	1,521.8		2,994.7	2,954.6
Operating profit	126.6	316.6	(60)%	198.1	563.1	(65)%
Interest expense	24.9	23.9		49.5	46.6
Interest income	(2.8)	(3.9)		(6.7)	(8.7)
Other expense, net	13.8	2.9		23.8	6.6
Total other expenses	35.9	22.9		66.6	44.5
Income from continuing operations, before tax	90.7	293.7	(69)%	131.5	518.6	(75)%
Income taxes	(28.0)	(85.0)		(41.2)	(157.7)
Income from continuing operations, net of tax	62.7	208.7	(70)%	90.3	360.9	(75)%
Discontinued operations, net of tax	—	—		—	(8.6)
Net Income	62.7	208.7		90.3	352.3
Net income attributable to noncontrolling interests	(1.1)	(2.5)		(2.2)	(2.5)
Net income attributable to Avon	$61.6	$206.2	(70)%	$88.1	$349.8	(75)%
Earnings per share:(1)
Basic
Basic EPS from continuing operations	$.14	$.48	(71)%	0.20	.83	(76)%
Basic EPS from discontinued operations	$—	$—		—	(.02)
Basic EPS attributable to Avon	$.14	$.48	(71)%	0.20	.81	(75)%
Diluted
Diluted EPS from continuing operations	$.14	$.47	(70)%	0.20	.82	(76)%
Diluted EPS from discontinued operations	$—	$—		—	(.02)
Diluted EPS attributable to Avon	$.14	$.47	(70)%	0.20	.80	(75)%

Weighted-average shares outstanding:
Basic	432.0	430.5		431.6	430.2
Diluted	432.8	432.6		432.4	432.3

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $60.5 and $204.5 for the three months ended June 30, 2012 and 2011, respectively. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $86.2 and $346.8 for the six months ended June 30, 2012 and 2011, respectively.

AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30	December 31
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,276.4	$1,245.1
Accounts receivable, net	714.1	761.5
Inventories	1,244.8	1,161.3
Prepaid expenses and other	917.8	930.9
Total current assets	4,153.1	4,098.8
Property, plant and equipment, at cost	2,634.7	2,708.8
Less accumulated depreciation	(1,144.7)	(1,137.3)
Property, plant and equipment, net	1,490.0	1,571.5
Goodwill	483.0	473.1
Other intangible assets, net	268.2	279.9
Other assets	1,308.3	1,311.7
Total assets	$7,702.6	$7,735.0
Liabilities and Shareholders’ Equity
Current Liabilities
Debt maturing within one year	$952.4	$849.3
Accounts payable	846.0	850.2
Accrued compensation	226.8	217.1
Other accrued liabilities	634.3	663.6
Sales and taxes other than income	201.5	212.4
Income taxes	9.9	98.4
Total current liabilities	2,870.9	2,891.0
Long-term debt	2,581.1	2,459.1
Employee benefit plans	624.9	603.0
Long-term income taxes	64.6	67.0
Other liabilities	122.1	129.7
Total liabilities	$6,263.6	$6,149.8
Shareholders’ Equity
Common stock	$188.3	$187.3
Additional paid-in-capital	2,100.7	2,077.7
Retained earnings	4,613.3	4,726.1
Accumulated other comprehensive loss	(908.0)	(854.4)
Treasury stock, at cost	(4,571.3)	(4,566.3)
Total Avon shareholders’ equity	1,423.0	1,570.4
Noncontrolling interests	16.0	14.8
Total shareholders’ equity	$1,439.0	$1,585.2
Total liabilities and shareholders’ equity	$7,702.6	$7,735.0

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended
	June 30
	2012	2011
Cash Flows from Operating Activities
Income from continuing operations, net of tax	$90.3	$360.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118.3	115.5
Provision for doubtful accounts	134.6	125.3
Provision for obsolescence	59.7	54.5
Share-based compensation	23.2	24.0
Deferred income taxes	(72.0)	(51.1)
Other	21.0	40.7
Changes in assets and liabilities:
Accounts receivable	(94.7)	(103.0)
Inventories	(166.7)	(204.6)
Prepaid expenses and other	44.3	(13.0)
Accounts payable and accrued liabilities	(0.5)	(107.2)
Income and other taxes	(73.5)	(58.5)
Noncurrent assets and liabilities	(42.9)	(82.3)
Net cash provided by operating activities of continuing operations	41.1	101.2
Cash Flows from Investing Activities
Capital expenditures	(87.7)	(144.5)
Disposal of assets	9.5	6.9
Purchases of investments	(0.8)	(26.8)
Proceeds from sale of investments	—	6.2
Acquisitions and other investing activities	—	(13.0)
Net cash used by investing activities of continuing operations	(79.0)	(171.2)
Cash Flows from Financing Activities
Cash dividends	(199.2)	(203.3)
Debt, net (maturities of three months or less)	(343.1)	593.3
Proceeds from debt	638.4	12.8
Repayment of debt	(71.2)	(535.9)
Interest rate swap termination	43.6	—
Proceeds from exercise of stock options	7.6	15.3
Excess tax benefit realized from share-based compensation	(2.6)	1.9
Repurchase of common stock	(8.1)	(7.0)
Net cash provided (used) by financing activities of continuing operations	65.4	(122.9)
Net cash used by investing activities of discontinued operations	—	(1.2)
Net cash used by discontinued operations	—	(1.2)
Effect of exchange rate changes on cash and equivalents	3.8	25.2
Net change in cash and equivalents	31.3	(168.9)
Cash and equivalents at beginning of year	$1,245.1	$1,179.9
Cash and equivalents at end of period	$1,276.4	$1,011.0

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

THREE MONTHS ENDED 06/30/12

REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units Sold	Price/Mix C$	Active Reps	Average Order C$
		% var. vs 2Q11	% var. vs 2Q11	% var. vs 2Q11	% var. vs 2Q11	% var. vs 2Q11	% var. vs 2Q11
Latin America	$1,242.8	(9)%	3%	(3)%	6%	1%	2%
Europe, Middle East & Africa	663.1	(14)	(5)	(7)	2	(3)	(2)
North America	467.4	(6)	(5)	(4)	(1)	(12)	7
Asia Pacific	218.4	(4)	(2)	(6)	4	(7)	5
Total from operations	2,591.7	(9)	(1)	(4)	3	(3)	2
Global and other	—	—	—	—	—	—	—
Total	$2,591.7	(9)%	(1)%	(4)%	3%	(3)%	2%

	2012 GAAP Operating Profit (Loss)US$	% var. vs 2Q11	2012 GAAP Operating Margin US$	2012 Non-GAAP Operating Profit US$ (1)	2011 Non-GAAP Operating Profit US$ (1)	2012 Non-GAAP Operating Margin(1)	2011 Non-GAAP Operating Margin(1)
Latin America	$114.9	(41)%	9.2%	$122.0	$197.0	9.8%	14.5%
Europe, Middle East & Africa	71.3	(43)	10.8	79.4	129.7	12.0	16.8
North America	(3.9)	(117)	(0.8)	1.9	31.6	0.4	6.4
Asia Pacific	11.1	(33)	5.1	15.2	16.6	7.0	7.3
Total from operations	193.4	(46)	7.5	218.5	374.9	8.4	13.1
Global and other	(66.8)	(50)	—	(53.7)	(46.3)	—	—
Total	$126.6	(60)%	4.9%	$164.8	$328.6	6.4%	11.5%

CATEGORY SALES (US$)

	Consolidated
	US$		C$
		% var. vs 2Q11	% var. vs 2Q11
Beauty (color cosmetics/fragrances/skincare/personal care)	$1,854.5	(9)%	—%
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	460.1	(10)	(5)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	233.6	(12)	(4)
Net sales	$2,548.2	(10)%	(1)%
Other revenue	43.5	7	11
Total revenue	$2,591.7	(9)%	(1)%

Beauty Category:
Fragrance		(8)%	1%
Color		(9)	—
Skincare		(10)	(1)
Personal care		(10)	(1)

(1) For a further discussion on our non-GAAP financial measures, please refer to our discussion of non-GAAP financial measures in this release and reconciliations of our non-GAAP financial measures to the related GAAP financial measure in the following supplemental schedules.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

SIX MONTHS ENDED 06/30/12

REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units Sold	Price/Mix C$	Active Reps	Average Order C$
		% var. vs 6M11	% var. vs 6M11	% var. vs 6M11	% var. vs 6M11	% var. vs 6M11	% var. vs 6M11
Latin America	$2,392.3	(4)%	3%	(2)%	5%	1%	2%
Europe, Middle East & Africa	1,387.7	(9)	(2)	(4)	2	(3)	1
North America	947.0	(5)	(5)	(1)	(4)	(12)	7
Asia Pacific	440.1	(3)	(3)	(5)	2	(8)	5
Total from operations	5,167.1	(6)	—	(3)	3	(2)	2
Global and other	—	—	—	—	—	—	—
Total	$5,167.1	(6)%	—%	(3)%	3%	(2)%	2%

	2012 GAAP Operating Profit (Loss)US$	% var. vs 6M11	2012 GAAP Operating Margin US$	2012 Non-GAAP Operating Profit US$ (1)	2011 Non-GAAP Operating Profit US$ (1)	2012 Non-GAAP Operating Margin(1)	2011 Non-GAAP Operating Margin(1)
Latin America	$165.7	(51)%	6.9%	$177.5	$336.0	7.4%	13.4%
Europe, Middle East & Africa	127.8	(46)	9.2	140.5	236.9	10.1	15.5
North America	(0.1)	(100)	—	10.1	69.2	1.1	6.9
Asia Pacific	26.5	(27)	6.0	31.3	36.0	7.1	7.9
Total from operations	319.9	(51)	6.2	359.4	678.1	7.0	12.4
Global and other	(121.8)	(27)	—	(95.8)	(88.3)	—	—
Total	$198.1	(65)%	3.8%	$263.6	$589.8	5.1%	10.8%

CATEGORY SALES (US$)

	Consolidated
	US$		C$
		% var. vs 6M11	% var. vs 6M11
Beauty (color cosmetics/fragrances/skincare/personal care)	$3,713.1	(5)%	1%
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	909.7	(9)	(6)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	458.2	(7)	(1)
Net sales	$5,081.0	(6)%	—%
Other revenue	86.1	10	13
Total revenue	$5,167.1	(6)%	—%

Beauty Category:
Fragrance		(4)%	2%
Color		(5)	2
Skincare		(6)	—
Personal care		(6)	—

(1) For a further discussion on our non-GAAP financial measures, please refer to our discussion of non-GAAP financial measures in this release and reconciliations of our non-GAAP financial measures to the related GAAP financial measure in the following supplemental schedules.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	THREE MONTHS ENDED 06/30/12
	Reported (GAAP)	CTI restructuring initiatives	Adjusted (Non-GAAP)
Cost of sales	$964.5	$0.7	$963.8
Selling, general and administrative expenses	1,500.6	37.5	1,463.1
Operating profit	126.6	38.2	164.8
Income from continuing operations before taxes	90.7	38.2	128.9
Income taxes	(28.0)	(12.2)	(40.2)
Income from continuing operations	$62.7	$26.0	$88.7

Diluted EPS from continuing operations	0.14	0.06	0.20

Gross margin	62.8%	—	62.8%
SG&A as a % of revenues	57.9%	(1.4)	56.5%
Operating margin	4.9%	1.5	6.4%
Effective tax rate	30.9%	0.3	31.2%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$114.9	$7.1	$122.0
Europe, Middle East & Africa	71.3	8.1	79.4
North America	(3.9)	5.8	1.9
Asia Pacific	11.1	4.1	15.2
Global and other	(66.8)	13.1	(53.7)
Total	$126.6	$38.2	$164.8

SEGMENT OPERATING MARGIN
Latin America	9.2%	0.6	9.8%
Europe, Middle East & Africa	10.8%	1.2	12.0%
North America	(0.8)%	1.2	0.4%
Asia Pacific	5.1%	1.9	7.0%
Global and other	—	—	—
Total	4.9%	1.5	6.4%
Amounts in the table above may not necessarily sum due to rounding.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	SIX MONTHS ENDED 06/30/12
	Reported (GAAP)	CTI restructuring initiatives	Adjusted (Non-GAAP)
Cost of sales	$1,974.3	$3.4	$1,970.9
Selling, general and administrative expenses	2,994.7	62.1	2,932.6
Operating profit	198.1	65.5	263.6
Income from continuing operations before taxes	131.5	65.5	197.0
Income taxes	(41.2)	(21.4)	(62.6)
Income from continuing operations	$90.3	$44.1	$134.4

Diluted EPS from continuing operations	0.20	0.10	0.30

Gross margin	61.8%	0.1	61.9%
SG&A as a % of revenues	58.0%	(1.2)	56.8%
Operating margin	3.8%	1.3	5.1%
Effective tax rate	31.3%	0.5	31.8%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$165.7	$11.8	$177.5
Europe, Middle East & Africa	127.8	12.7	140.5
North America	(0.1)	10.2	10.1
Asia Pacific	26.5	4.8	31.3
Global and other	(121.8)	26.0	(95.8)
Total	$198.1	$65.5	$263.6

SEGMENT OPERATING MARGIN
Latin America	6.9%	0.5	7.4%
Europe, Middle East & Africa	9.2%	0.9	10.1%
North America	—%	1.1	1.1%
Asia Pacific	6.0%	1.1	7.1%
Global and other	—	—	—
Total	3.8%	1.3	5.1%
Amounts in the table above may not necessarily sum due to rounding.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	THREE MONTHS ENDED 06/30/11
	Reported (GAAP)	CTI restructuring initiatives	Adjusted (Non-GAAP)
Cost of sales	$1,018.0	$3.5	$1,014.5
Selling, general and administrative expenses	1,521.8	8.5	1,513.3
Operating profit	316.6	12.0	328.6
Income from continuing operations before taxes	293.7	12.0	305.7
Income taxes	(85.0)	(3.9)	(88.9)
Income from continuing operations	$208.7	$8.1	$216.8

Diluted EPS from continuing operations	0.47	0.02	0.49

Gross margin	64.4%	0.1	64.5%
SG&A as a % of revenues	53.3%	(0.3)	53.0%
Operating margin	11.1%	0.4	11.5%
Effective tax rate	28.9%	0.1	29.1%

SEGMENT OPERATING PROFIT
Latin America	$195.9	$1.1	$197.0
Europe, Middle East & Africa	125.0	4.7	129.7
North America	23.5	8.1	31.6
Asia Pacific	16.6	—	16.6
Global and other	(44.4)	(1.9)	(46.3)
Total	$316.6	$12.0	$328.6

SEGMENT OPERATING MARGIN
Latin America	14.4%	0.1	14.5%
Europe, Middle East & Africa	16.2%	0.6	16.8%
North America	4.7%	1.6	6.4%
Asia Pacific	7.3%	—	7.3%
Global and other	—	—	—
Total	11.1%	0.4	11.5%
Amounts in the table above may not necessarily sum due to rounding.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	SIX MONTHS ENDED 06/30/11
	Reported (GAAP)	CTI restructuring initiatives	Adjusted (Non-GAAP)
Cost of sales	$1,967.8	$4.7	$1,963.1
Selling, general and administrative expenses	2,954.6	22.0	2,932.6
Operating profit	563.1	26.7	589.8
Income from continuing operations before taxes	518.6	26.7	545.3
Income taxes	(157.7)	(9.7)	(167.4)
Income from continuing operations	$360.9	$17.0	$377.9

Diluted EPS from continuing operations	0.82	0.04	0.86

Gross margin	64.1%	0.1	64.2%
SG&A as a % of revenues	53.9%	(0.4)	53.5%
Operating margin	10.3%	0.5	10.8%
Effective tax rate	30.4%	0.3	30.7%

SEGMENT OPERATING PROFIT
Latin America	$337.2	$(1.2)	$336.0
Europe, Middle East & Africa	236.0	0.9	236.9
North America	49.5	19.7	69.2
Asia Pacific	36.5	(0.5)	36.0
Global and other	(96.1)	7.8	(88.3)
Total	$563.1	$26.7	$589.8

SEGMENT OPERATING MARGIN
Latin America	13.5%	—	13.4%
Europe, Middle East & Africa	15.4%	0.1	15.5%
North America	5.0%	2.0	6.9%
Asia Pacific	8.0%	(0.1)	7.9%
Global and other	—	—	—
Total	10.3%	0.5	10.8%
Amounts in the table above may not necessarily sum due to rounding.